                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                  COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.



    KNOW ALL MEN BY THESE PRESENTS, that PAUL W. FIX, 1457 Teller County Road 12, Florissant, Colorado 80816, J. RUDY BAUER, 9190 Chipita Park Rd., Chipita Park, Colorado 80809, CURTIS BURRIS, 311 E. Sheridan Ave. #21, Woodland Park, Colorado 80866 desiring to associate ourselves together for the purpose of becoming a body corporate and politic under and by virtue of the Colorado Corporation Act of the State of Colorado, do hereby make, execute and verify these Articles of Incorporation of COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.

                                   ARTICLE I
                                   --------

                                     NAME
                                     ----

         The name and style of said corporation shall be COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.

                                  ARTICLE II
                                  ----------

                                     TERM
                                     ----


         The said corporation is to have perpetual existence.


                                  ARTICLE III
                                  -----------

                                   PURPOSES
                                   --------

         The purposes for which this corporation is organized and the nature of the business to be transacted, promoted and carried on are as follows, to-wit:


         1. To carry on all lawful business as permitted by the Colorado Corporation Act.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

         The aggregate number of shares which the corporation shall have authority to issue is five hundred thousand (500,000) shares of common stock, which shall be of no par value. Each and every share of stock may be issued from time to time at the option, choice or discretion of the Board of Directors of the corporation for any considerations deemed sufficient by the Board and none of said shares of stock in the hands of any person whomsoever shall be liable or render such person liable for the payment of any assessment or any obligation or payment on account of debts and obligations of the corporation. The directors may purchase property and rights necessary for the business of the corporation and issue shares to the amount of the value thereof in payment thereof and in payment of any obligation of the corporations and the shares so issued shall be declared and taken to be fully paid and non-assessable and not liable to any further call nor shall the holders thereof be liable for any further payments under the Statutes of this State. The judgment and discretion of the Board of Directors in all matters pertaining to the issuance of such shares shall be conclusive for all purposes.

                                   ARTICLE V
                                   --------

                                   DIRECTORS
                                   ---------

         The number of directors constituting the Board of Directors shall be not less than five (5) nor more than seven (7). The number of directors constituting the initial Board of Directors shall be five (5). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are as follows:

Paul W. Fix, 1457 Teller County Road 12, Florissant, CO 80816

J. Rudy Bauer, 9190 Chipita Park Rd., Chipita Park, CO 80813

Curtis Burris, 311 E. Sheridan Ave., #21, Woodland Park, CO 80866

Bruce Hubby, 557 Gold King Dr., CCME, Cripple Creek, CO 80813

Robert A. Spade, 121 E. Pikes Peak Ave. #335, Colorado Springs, CO 80903

                                  ARTICLE VI
                                  ----------

                                   MEETINGS
                                   --------

         Any and all meetings of the stockholders and of the Board of Directors of the Corporation may be held within or beyond the limits of the State of Colorado, at such place or places as may be determined from time to time by the Board of Directors and the said Board of Directors shall have the power and authority to meet and transact any business of the company requiring the action of said Board without the State of Colorado and in such other states as the exigencies of the company's business may demand, or as may be deemed expedient or convenient and the proceedings at all such meetings, or any of them, shall have the same binding force and effect as if such meetings were held in the principal office of the Corporation in the State of Colorado.

                                  ARTICLE VII
                                  -----------

                                    OFFICE
                                    ------

         The initial registered office of the Corporation shall be located at 318 So. 8th Street, Colorado Springs, Colorado 80905, and the name of its initial Registered Agent at such address shall be Wendell R. Goodbee.

                                 ARTICLE VIII
                                 ------------

                        SALE OR DISPOSITION OF PROPERTY
                        -------------------------------

         The Corporation may, at any meeting of its Board of Directors, by a majority vote of the whole Board, sell, lease, exchange and/or convey all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration or considerations as its Board of Directors shall deem expedient and for the best interests of the corporation and said consideration may consist in whole or in part of shares of stock in, and/or other securities of any other corporation or corporations; provided, however, in all such cases, the affirmative vote of the holders of a two-thirds majority of the stock of said corporation then issued and outstanding and having voting power, shall be voted in ratification of the action of the Board of Directors, said vote to be taken at the stockholders' meeting of said corporation duly called for that purpose; provided, however, nothing herein shall be construed to limit the power of the Board of Directors of the corporation to sell, lease, exchange and/or convey such parts or parcels of its real or personal property or assets as the Board of Directors determines are no longer necessary or expedient to be held by the corporation.

                                  ARTICLE IX
                                  ----------

                               CUMULATIVE VOTING
                               -----------------

         The cumulative system of voting for directors shall be allowed.

                                  ARTICLE X
                                  ---------

                                   BY-LAWS
                                   -------


         The Board of Directors of the corporation shall have the power to make and adopt such prudential by-laws as it may consider proper and expedient for the conduct and management of its business and affairs and to repeal, alter and amend the same from time to time as it may see fit; provided, however, that the same shall in no way be inconsistent with the provisions of these Articles or with the laws of the State of Colorado.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of April, 1993.
                                          /s/ Paul W. Fix
                                          ------------------------------------
                                              Paul W. Fix


                                          /s/ J. Rudy Bauer
                                          ------------------------------------
                                              J. Rudy Bauer


                                          /s/ Curtis Burris
                                          ------------------------------------
                                              Curtis Burris

STATE OK. COLORADO )
                   )ss.
EL PASO COUNTY     )

         I, Gwen E. Francis, a Notary Public, hereby certify that on the 12th day of April, 1993, Paul W. Fix, J. Rudy Bauer and Curtis Burris personally appeared before me, who being by me first duly sworn, declared themselves to be the incorporators and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of April, 1993.

         My commission expires: June 7, 1994


                                         /s/ Gwen E. Francis
                                         -------------------------------------
                                         Notary Public
                                         318 So. 8th Street
                                         Colorado Springs, CO 80905

Please include a typed           MAIL TO.                   FOR OFFICE USE ONLY
self-addressed envelope.    SECRETARY OF STATE
                           CORPORATIONS SECTION
MUST BE TYPED            1560 Broadway, Suite 200
FILING FEE: S25.00*           Denver, CO 80202
MUST SUBMIT TWO COPIES        (303) 894-2251
            ---             Fax (303) 894-2242



                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.
                                      ------------------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on Jan. 14, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

______ No shares have been issued or Directors Elected--Action by Incorporators
______ No shares have been issued but Directors Elected--Action by Directors
______ Such amendment was adopted by the board of directors where shares have been issued.
   X   Such amendment was adopted by a vote of the shareholders. The number of
------ shares voted for the amendment was sufficient for approval.

If these amendments are to have a delayed effective date, please list that date:

-------------------------------------------------------------------------------
(Not to exceed ninety (90) days from the date of filing)

Amendment(s): Authorization of 500,000 additional shares of no par value common
-------------------------------------------------------------------------------
stock;
-------------------------------------------------------------------------------
Removal of cumulative voting for directors of the Company;
-------------------------------------------------------------------------------
Removal of preemptive rights for stock subscriptions.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

 N/A

FOURTH: The manner in which such amendment effects a change in the amount of stated capital and the amount of stated capital as changed by such amendment, is as follows:

The amount of authorized no par value common stock is increased from 500,000 shares to 1,000,000 shares.
                                 -----------------------------------------

                                 By SIGNATURE ILLEGIBLE
                                    --------------------------------------

                                 Its CHAIRMAN
                                     -------------------------------------
                                     TITLE

* Fees are subject to change and should be confirmed before filing.

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION


        Pursuant to the provisions of the Colorado Business Corporation Act, Communications Systems International, Inc. adopts the following Articles of Amendment to its Articles of Incorporation:

        The following amendments were adopted on September 14, 1995, in the manner prescribed by the Colorado Business Corporation Act, in the manner marked with an "X" below:


        _____ Such amendments were adopted by the Board of Directors.

          X   Such amendments were adopted by a vote of the shareholders. The
        ----  number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

        ARTICLE IV is amended in its entirety to read as follows:

                                   ARTICLE IV

                                 Capital Stock
                                 -------------

        1. The authorized capital stock of the Corporation shall consist of 25,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

        2. No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges.

        3. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

        4. The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Colorado Business Corporation Act.

        5. Cumulative voting shall not be allowed in elections of directors or for any purpose.

        6. No holders of shares of the capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any un-issued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

       7. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

       8. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

       ARTICLE V is amended in its entirety to read as follows:

                                   ARTICLE V

                                   DIRECTORS
                                   ---------

       The affairs of the Corporation shall be governed by a board of not less than one (1) director. Directors who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time.

       ARTICLE VII is amended in its entirety to read as follows:

                                  ARTICLE VII

                               PLACE OF BUSINESS
                               -----------------

       The principal office and the principal place of business of the Corporation shall be:

                           8 South Nevada, Suite 101
                           Colorado Springs, CO 80903

       The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable. The address of the Corporation's registered office in Colorado shall be:

                           8 South Nevada, Suite 101
                           Colorado Springs, CO 80903

                                     --2--

       The name of the Corporation's registered agent at the address of the aforesaid registered office shall be:

                                 Robert Spade

       ARTICLE VIII is amended in its entirety to read as follows:

                                 ARTICLE VIII

                        TRANSACTIONS WITH DIRECTORS AND
                        -------------------------------
                           OTHER INTERESTED PARTIES
                           ------------------------

       No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

       ARTICLE IX is amended in its entirety to read as follows:

                                   ARTICLE IX

                                     VOTING
                                     ------

       When, with respect to any action to be taken by stockholders of this Corporation, the Colorado Business Corporation Act requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

       ARTICLE X is amended in its entirety to read as follows:

                                   ARTICLE X

                        LIMITATION OF DIRECTOR LIABILITY
                        --------------------------------
                              AND INDEMNIFICATION
                              -------------------

       No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corp-

                                     --3--
oration or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Colorado Business Corporation Act; or (iv) any transaction from which such director derived an improper personal benefit.

       No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was persona11y involved in the situation giving rise to the injury or unless such officer or director committed a crimina1 offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

       The word "director" shall include at least the following, unless limited by Colorado law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Colorado law, the word "director" shall also include the heirs and personal representatives of all directors.

       This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Colorado Business Corporation Act, or any successor provision.

                                   COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.


DATED: September 14, 1995          /s/ Robert A. Spade
                                   ------------------------------------------
                                   Robert A. Spade, President

1887D


                                     --4--